CMA Multi-State Municipal Series Trust
Series Number: 13
File Number: 811-5011
CIK Number: 810598
CMA Arizona Municipal Money Fund
For the Period Ending: 09/30/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the six months ended September 30, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

09/09/2003	$2,500	Mesa Ariz Indl Dev Auth	0.84%	01/01/2029